ANDATEE CHINA MARINE FUEL’S CEO ADOPTS RULE 10B5-1 TRADING PLAN

DALIAN, Liaoning Province, China, September 19, 2011—Andatee China Marine Fuel Services Corporation (NASDAQ: AMCF) (“Andatee” or “the Company”), a leading producer, distributor, and retailer of quality marine fuel for small cargo and fishing vessels in China, today announced that its Chief Executive Officer and Chairman of the Board, Mr. Fengbin An, adopted a share repurchase plan pursuant to the Exchange Act Rule 10b5-1, Rule 10b-18, and other applicable SEC legal requirements.

Under this plan, Mr. An may purchase up to a value of $2 million of the Company’s common stock through September 19, 2012, subject to certain conditions. The timing and actual number of shares repurchased will depend on a variety of factors including regulatory restrictions on price, manner, timing, and volume, corporate and other regulatory requirements and other market conditions in an effort to minimize the impact of the purchases on the market for the stock. Rule 10b5-1 permits corporate officers, directors and others to adopt written, pre-arranged stock trading plans when they are not in possession of material, non-public information. There can be no assurance that any shares will be repurchased.

As of September 19, 2011, Andatee had approximately 9.6 million shares of common stock outstanding.

About Andatee China Marine Fuel Services Corporation
Andatee China Marine Fuel Services Corporation is a leading independent operator engaged in the production, storage, distribution, wholesale purchase and sale of blended marine fuel oil for cargo and fishing vessels in northern China. Andatee provides customers with value-added benefits, including single-supplier convenience, competitive pricing, logistical support and fuel quality control. Its products are substitutes for diesel used throughout east China fishing industry. Backed by core facilities, such as storage tanks, marine fuel pumps, blending facilities and berths (the space allotted to a vessel at the wharf) and small- to medium-sized cargo vessels, its sales network covers major depots along the towns of Dandong, Shidao, Tianjin, and Shipu along the east coast of China.  Additional information about the Company is available at http://www.andatee.com.

Safe Harbor Relating to the Forward Looking Statements
Statements contained in this press release not relating to historical facts are forward-looking statements that are intended to fall within the safe harbor rule under the Private Securities Litigation Reform Act of 1995. All forward-looking statements included herein are based upon information available to the Company as of the date hereof and, except as is expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason. To the extent that any statements made here are not historical, these statements are essentially forward-looking. The Company uses words and phrases such as "guidance," "forecasted," "projects," "is expected," "remain confident," "will" and/or similar expressions to identify forward-looking statements in this press release. Undue reliance should not be placed on forward-looking information. The Company may also make written or oral forward-looking statements in its periodic reports filed with the U.S. Securities and Exchange Commission and other written materials and in oral statements made by its officers, directors or employees to third parties. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by these forward-looking statements. Such risk factors include, without limitation, our ability to properly execute our business model, to address price and demand volatility, to counter weather and seasonal fluctuations, to attract and retain management and operational personnel, potential volatility in future earnings, fluctuations in the Company's operating results, our ability to expand geographically into new markets and successfully integrate future acquisitions, our ability to integrate and capitalize on the recent acquisitions in Mashan and other markets, PRC governmental decisions and regulation, and existing and future competition that the Company is facing. Additional risks that could affect our future operating results are more fully described in our U.S. Securities and Exchange Commission filings, including our Annual Report on Form 10-K/A for the year ended December 31, 2010, filed with the SEC on April 4, 2011, and other subsequent filings. These filings are available at http://www.sec.gov. The Company may, from time to time, make additional written and oral forward-looking statements, including statements contained in our filings with the SEC and our reports to shareholders. We do not undertake to update any forward-looking statements that may be made from time to time by or on our behalf.

Andatee China Marine Fuel Services Corp. \September 19, 2011	Page 2

CONTACT: Andatee China Marine Fuel Services Corp. Mr. Wen Tong Chief Financial Officer +86-411-8360-4683 bill.wen@andatee.com http://www.andatee.com	INVESTOR RELATIONS: The Equity Group Inc. Adam Prior Vice President (212) 836-9606 aprior@equityny.com Carolyne Yu Account Executive (212) 836-9610 cyu@equityny.com